UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2024

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Chief Financial Officer’s Employment Letter Agreement

On April 13, 2024, upon the recommendation of the Compensation Committee (the “Compensation Committee”), the Board of Directors (the “Board”) of Identiv, Inc. (the “Company” or “Identiv”) reviewed the employment terms of the Company’s Chief Financial Officer, Justin Scarpulla, and approved an amendment (the “Amendment”) to his employment letter agreement with the Company dated as of October 25, 2021. Pursuant to the Amendment, if Mr. Scarpulla is terminated without Cause (as defined in such employment letter agreement), he is entitled to receive 12 months of his then-current base salary and benefits. The Amendment also reflects an increase in Mr. Scarpulla’s annual base salary from $325,000 to $345,000, effective as of April 1, 2024.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Contingent Equity Grants

On April 13, 2024, upon the recommendation of the Compensation Committee, the Board approved grants of restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”) to each of Kirsten Newquist, President, IoT Solutions, and Mr. Scarpulla pursuant to the Company’s 2011 Incentive Compensation Plan (the “2011 Plan”). Subject to and contingent upon approval by the Company’s stockholders to increase the number of shares authorized for issuance under the 2011 Plan at the Company’s 2024 annual meeting of stockholders, Ms. Newquist will receive (i) 200,000 RSUs which will vest over four years, with 25% vesting on April 15, 2025 and the remaining 75% vesting quarterly over 12 quarters thereafter, and (ii) 200,000 PRSUs which will vest based on the level of achievement of performance metrics to be established by the Compensation Committee, and Mr. Scarpulla will receive (i) 62,500 RSUs which will vest over 24 months beginning on April 15, 2024 and (ii) 62,500 PRSUs which will vest based on the level of achievement of performance metrics to be established by the Compensation Committee.

In addition to the RSUs described above, the Board, upon the recommendation of the Compensation Committee, also approved a grant to Mr. Scarpulla of 65,000 fully vested RSUs pursuant to the 2011 Plan, effective as of and contingent upon the closing of the Stock and Asset Sale (as defined below), provided that Mr. Scarpulla remains employed by the Company through the closing of the Stock and Asset Sale. As previously disclosed, on April 2, 2024, the Company entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Hawk Acquisition, Inc., a Delaware corporation (“Buyer”), whereby the Company will sell its physical security business (the “Physical Security Business”) to Buyer through the sale of certain of its assets (such transaction, the “Stock and Asset Sale”).

The foregoing contingent equity awards are subject to the terms and conditions of the 2011 Plan and the applicable stock award agreements.

* * *

Additional Information and Where to Find It

On April 2, 2024, Identiv entered into the Purchase Agreement, whereby Identiv agreed to sell its Physical Security Business to Buyer (the “Transaction”). Identiv intends to file with the SEC a proxy statement on Schedule 14A with respect to its solicitation of proxies for approval of the Transaction (the “Proxy Statement”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY IDENTIV AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Identiv free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Identiv are also available free of charge in the “Investors—Financials” section of Identiv’s website at identiv.com/investors/financials.

Participants in the Solicitation

Identiv, its directors, director nominees, certain of its officers, and other members of management and employees (as set forth below) are or may be deemed to be “participants” (each a “Participant” and collectively, the “Participants”) in the solicitation of proxies from stockholders of Identiv in connection with the Transaction.

Information about Identiv’s executive officers and directors, including compensation, is set forth in the sections entitled “Election of Directions,” “Executive Compensation,” including “Executive Compensation—Compensation Discussion and Analysis,” and “Corporate Governance—Compensation of Directors” of Identiv’s definitive proxy statement for its 2023 Annual Meeting of Stockholders, filed with the SEC on April  28, 2023 (the “2023 Proxy Statement”), as well as its Current Reports on Form 8-K filed with the SEC on April  13, 2023, October  11, 2023, and April 3, 2024.

As of March 31, 2024, each Participant, other than Gary Kremen and James E. Ousley, set forth below beneficially owned less than 1% of Identiv’s issued and outstanding common stock. Information about the ownership of common stock by Identiv’s executive officers and directors is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the 2023 Proxy Statement. To the extent holdings by the directors and executive officers of Identiv securities reported in the 2023 Proxy Statement have changed, such changes have been reflected in Form 4s filed with the SEC as set forth next to such executive officer’s or director’s name below. Any further changes will be reflected in Forms 3, 4 or 5 to be filed with the SEC, as well as the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Identiv’s definitive Proxy Statement, and other materials to be filed with the SEC. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov and in the “Investors—Financials” section of Identiv’s website at identiv.com/investors/financials.

Directors*^	Security Ownership of Directors	Certain Officers and Other Employees*	Security Ownership of Executive Officers
Laura Angelini	Form 4 filed on August 2, 2023.	Steven Humphreys (Chief Executive Officer and Director)	Form 4s filed on May 2, 2023, May 10, 2023, May 11, 2023, May 15, 2023, June 2, 2023, July 5, 2023, August 2, 2023, September 1, 2023, October 2, 2023, November 2, 2023, December 1, 2023, January 2, 2024, February 1, 2024, March 1, 2024, and April 1, 2024.
Gary Kremen	Form 4 filed on August 2, 2023.	Justin Scarpulla (Chief Financial Officer and Secretary)	N/A
Richard E. Kuntz, M.D.	Form 4 filed on August 2, 2023.	Kirsten F. Newquist (President, IoT Solutions)	Form 3 filed on April 17, 2024.
James E. Ousley	Form 4 filed on August 2, 2023.

*	The business address is 2201 Walnut Avenue, Suite 100, Fremont, California 94538.
^	Excludes Steven Humphreys, Identiv’s Chief Executive Officer, who is listed under “Certain Officers and Other Employees.”

Each of Buyer and Seven2 SAS (together, Vitaprotech) is or may be deemed to be a “participant” in the solicitation of proxies from stockholders of Identiv in connection with the Transaction. Information about the ownership of securities of Vitaprotech is set forth in the Schedule 13D filed by Vitaprotech on April  12, 2024. In addition, each of Bleichroeder LP and Bleichroeder Holdings LLC (together, “Bleichroeder”) is or may be deemed to be a “participant” in the solicitation of proxies from stockholders of Identiv in connection with the Transaction. Information about the ownership of securities of Bleichroeder is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the 2023 Proxy Statement and Amendment No. 2 to the Schedule 13D filed by Bleichroeder on April 4, 2024. Any further changes will be reflected in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Identiv’s definitive Proxy Statement, and other materials to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Amendment to Employment Letter Agreement dated April 17, 2024 between the Company and Justin Scarpulla.

104	Cover page Interactive data file (embedded within the inline XBRL document).

*	Denotes management compensatory contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

April 18, 2024	By:	/s/ Steven Humphreys
Steven Humphreys Chief Executive Officer (Principal Executive Officer)

Exhibit 10.1

April 17, 2024

Justin Scarpulla

Via email to

Re:	Amendment to Employment Letter Agreement

Dear Justin:

This letter agreement (the “Amendment”) reaffirms and amends the offer letter agreement between you and Identiv, Inc. (the “Company”) dated October 25, 2021 (the “Employment Letter Agreement”) as follows:

1.	Base Salary; Quarterly Performance Bonus

Effective as of April 1, 2024, your base salary will be $345,000 on an annualized basis (the “Base Salary”). The Base Salary will continue to be paid to you in accordance with the Company’s standard payroll procedures.

In addition to your Base Salary, you will continue to be eligible to earn a quarterly performance bonus of up to $31,250 (up to $125,000 annually) at the end of each fiscal quarter based on the level of achievement of performance bonus criteria to be established by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”). Performance achieved will be evaluated on a quarterly basis by the Compensation Committee and earned performance bonuses will be payable in cash. Your Base Salary and incentive compensation will be subject to periodic review and adjustment by the Board in accordance with Company practices.

All other terms contained in the Employment Letter Agreement under the heading “Compensation, Benefits” will remain unchanged.

2.	Termination of Employment without Cause

If the Company terminates your employment without Cause (as defined in the Employment Letter Agreement) and you provide an Enforceable Release (as defined in the Employment Letter Agreement), then you’ll be entitled to:

(i)

Twelve (12) months continued payment of your then-current base salary (subject to applicable deductions and required tax withholdings) in accordance with the Company’s standard payroll procedures, but with the first installment delayed to the first pay period after the Enforceable Release and such first installment to be inclusive of any amounts otherwise payable while the Enforceable Release is pending;

(ii)	Benefits Continuation (as defined in the Employment Letter Agreement) for twelve (12) months beginning in the month after your last day of employment; and

(iii)	An additional six (6) months vesting of your restricted stock units beginning in the month after your last day of employment.

All other terms contained in the Employment Letter Agreement under the heading “Termination of Employment” will remain unchanged.

Except as expressly modified by this Amendment, all of the terms and provisions of the Employment Letter Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein.

[Signature page follows]

I am pleased to confirm the terms of this Amendment to you on behalf of the Company. Please sign and date this Amendment to confirm your agreement to the terms described above and return it to me. For the purposes of this Agreement, a facsimile or electronic signature shall serve as an original.

Sincerely,

IDENTIV, INC.

By:	/s/ Steven Humphreys
Steven Humphreys, Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Justin Scarpulla	4/17/2024
Justin Scarpulla	Date